Exhibit 99.1

 The Bancorp, Inc. Reports First Quarter 2017 Financial Results

Wilmington, DE – April 27, 2017 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for first quarter 2017.

Highlights

•	Net income of $8.0 million and diluted earnings per share of $0.14.

•	Net interest income increased 21% to $24.9 million for the quarter ended March 31, 2017 compared to $20.6 million for the quarter ended March 31, 2016.

•	Non-interest income increased 30% to $24.2 million for the quarter ended March 31, 2017 compared to $18.7 million for the quarter ended March 31, 2016.

•	Net interest margin increased to 2.70% for the quarter ended March 31, 2017 compared to 2.56% for the quarter ended March 31, 2016.

•	Loans and loans held for sale from continuing operations increased 22% to $1.75 billion at March 31, 2017 compared to $1.43 billion at March 31, 2016.

•	Direct lease financing increased 51% to $363.2 million at March 31, 2017 from $240.7 million at March 31, 2016, reflecting the impact of organic growth and the purchase of lease receivables.

•	Small Business Administration ("SBA") loans increased 11% to $369.8 million at March 31, 2017 from $334.4 million at March 31, 2016.

•	The rate on our average deposits and interest bearing liabilities of $4.10 billion in Q1 2017 was 0.35% with a rate of 0.27% for $2.18 billion of average prepaid card deposits.

•	Assets held for sale from discontinued operations decreased 36% to $341.3 million at March 31, 2017 from $536.5 million at March 31, 2016.

•
Non-interest expense was reduced by $3.0 million, to $37.8 million for the quarter ended March 31, 2017 compared to $40.8 million for the quarter ended March 31, 2016, excluding BSA lookback expense for 2016.

•	Book value per common share at March 31, 2017 of $5.57 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

The Bancorp reported net income of $8.0 million, or $0.14 earnings per diluted share, for the quarter ended March 31, 2017 compared to a net loss of $10.9 million, or $0.29 loss per diluted share for the quarter ended March 31, 2016.  Net income from continuing operations for the quarter ended March 31, 2017 was $6.3 million, or $0.11 earnings per diluted share, compared to a net loss of $10.6 million from continuing operations, or $0.28 loss per diluted share, for the quarter ended March 31, 2016.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 6.96%, 14.74%, 15.09% and 14.74% respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "While 2016 was a very difficult year for our Company, first quarter 2017 financial results reflected the planned return to profitability.  While we did incur financial losses in 2016, it did set the stage to make progress on many key issues that faced the company.  I believe that the actions taken in 2016 have resulted in a much stronger platform and the first quarter was the start of what we believe will be a year of improving performance. In the first quarter, The Bancorp earned $8.0 million in net income or 14 cents a share off of $49 million of total revenue, less interest expense.  Our earnings showed substantial improvement and revenue momentum continues, while expense cuts and restructuring had a noticeable impact on profitability. I believe this first quarter is a turning point.  We have a long way to go to fully implement our integrated business plan but we are on track to deliver better results for all the constituencies that comprise the Bancorp community."

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 28, 2017 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 6292817.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 5, 2017 by dialing 855.859.2056, access code 6292817.

About The Bancorp

 The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	March 31,		December 31,
Condensed income statement	2017	2016	2016
	(dollars in thousands except per share data)

Net interest income	$24,877	$20,556	$89,966
Provision for loan and lease losses	1,000	-	3,360
Non-interest income
Service fees on deposit accounts	1,675	847	5,124
Card payment and ACH processing fees	1,528	1,267	5,526
Prepaid card fees	13,547	13,574	51,326
Gain (loss) on sale of loans	5,383	(1,433)	2,901
Gain on sale of investment securities	503	2,026	3,171
Change in value of investment in unconsolidated entity	(19)	812	(37,533)
Leasing income	551	404	2,007
Affinity fees	1,021	1,094	4,563
Other non-interest income	30	97	5,401
Total non-interest income	24,219	18,688	42,486
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	-	14,315	29,081
Other non-interest expense	37,783	40,823	169,492
Total non-interest expense	37,783	55,138	198,573
Income (loss) from continuing operations before income tax expense	10,313	(15,894)	(69,481)
Income tax expense (benefit)	4,011	(5,272)	(12,664)
Net income (loss) from continuing operations	6,302	(10,622)	(56,817)
Net income (loss) from discontinued operations, net of tax	1,661	(290)	(39,675)
Net income (loss) available to common shareholders	$7,963	$(10,912)	$(96,492)

Net income (loss) per share from continuing operations - basic	$0.11	$(0.28)	$(1.28)
Net income (loss) per share from discontinued operations - basic	$0.03	$(0.01)	$(0.89)
Net income (loss) per share - basic	$0.14	$(0.29)	$(2.17)

Net income (loss) per share from continuing operations - diluted	$0.11	$(0.28)	$(1.28)
Net income (loss) per share from discontinued operations - diluted	$0.03	$(0.01)	$(0.89)
Net income (loss) per share - diluted	$0.14	$(0.29)	$(2.17)
Weighted average shares - basic	55,534,279	37,804,741	44,567,357
Weighted average shares - diluted	55,752,496	37,860,665	44,776,138

For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,671	$4,127	$4,061	$8,542
Interest earning deposits at Federal Reserve Bank	669,042	955,733	312,605	757,773
Securities sold under agreements to resell	65,248	39,199	39,463	10,208
Total cash and cash equivalents	738,961	999,059	356,129	776,523

Investment securities, available-for-sale, at fair value	1,215,892	1,248,614	1,334,927	1,252,754
Investment securities, held-to-maturity	93,443	93,467	93,495	93,550
Loans held for sale, at fair value	480,913	663,140	562,957	313,595
Loans, net of deferred fees and costs	1,264,127	1,222,911	1,198,237	1,114,053
Allowance for loan and lease losses	(7,294)	(6,332)	(6,058)	(4,378)
Loans, net	1,256,833	1,216,579	1,192,179	1,109,675
Federal Home Loan Bank & Atlantic Community Bancshares stock	2,589	1,613	11,014	1,063
Premises and equipment, net	22,993	24,125	21,797	21,692
Accrued interest receivable	10,296	10,589	10,496	9,172
Intangible assets, net	5,844	6,906	5,682	4,672
Other real estate owned	104	104	-	-
Deferred tax asset, net	54,155	55,666	29,765	32,462
Investment in unconsolidated entity	125,982	126,930	157,396	177,211
Assets held for sale from discontinued operations	341,286	360,711	386,155	536,548
Other assets	55,351	50,611	55,519	50,802
Total assets	$4,404,642	$4,858,114	$4,217,511	$4,379,719

Liabilities:
Deposits
Demand and interest checking	$3,607,076	$3,816,524	$3,364,103	$3,610,003
Savings and money market	428,723	421,780	402,832	388,953
Total deposits	4,035,799	4,238,304	3,766,935	3,998,956

Securities sold under agreements to repurchase	273	274	353	671
Short-term borrowings	-	-	70,000	-
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	-	263,099	-	-
Other liabilities	45,400	44,073	27,744	51,102
Total liabilities	$4,094,873	$4,559,151	$3,878,433	$4,064,130

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,757,559 and 37,945,153 shares issued at March 31, 2017 and 2016, respectively	55,758	55,419	55,419	37,945
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	360,801	360,564	359,793	301,018
Accumulated deficit	(103,978)	(111,941)	(83,169)	(26,361)
Accumulated other comprehensive income (loss)	(1,946)	(4,213)	7,901	3,853
Total shareholders' equity	309,769	298,963	339,078	315,589

Total liabilities and shareholders' equity	$4,404,642	$4,858,114	$4,217,511	$4,379,719

Average balance sheet and net interest income	Three months ended March 31, 2017			Three months ended March 31, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,634,136	$17,371	4.25%	$1,476,112	$15,556	4.22%
Leases - bank qualified*	21,180	396	7.48%	27,798	482	6.94%
Investment securities-taxable	1,325,247	9,005	2.72%	1,149,101	6,532	2.27%
Investment securities-nontaxable*	15,423	111	2.88%	75,846	493	2.60%
Interest earning deposits at Federal Reserve Bank	771,529	1,516	0.79%	799,398	902	0.45%
Federal funds sold and securities purchased under agreement to resell	49,829	227	1.82%	7,422	27	1.46%
Net interest earning assets	3,817,344	28,626	3.00%	3,535,677	23,992	2.71%

Allowance for loan and lease losses	(6,221)			(4,399)
Assets held for sale from discontinued operations	335,929	3,361	4.00%	588,685	5,819	3.95%
Other assets	276,597			299,551
	$4,423,649			$4,419,514

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,653,505	$2,787	0.31%	$3,471,909	$2,441	0.28%
Savings and money market	429,713	647	0.60%	387,651	225	0.23%
Time	-	-	0.00%	206,393	305	0.59%
Total deposits	4,083,218	3,434	0.34%	4,065,953	2,971	0.29%

Repurchase agreements	275	-	0.00%	856	-	0.00%
Subordinated debt	13,401	138	4.12%	13,401	124	3.70%
Total deposits and interest bearing liabilities	4,096,894	3,572	0.35%	4,080,210	3,095	0.30%

Other liabilities	20,234			21,329
Total liabilities	4,117,128			4,101,539

Shareholders' equity	306,521			317,975
	$4,423,649			$4,419,514
Net interest income on tax equivalent basis*		$28,415			$26,716

Tax equivalent adjustment		177			341

Net interest income		$28,238			$26,375
Net interest margin *			2.70%			2.56%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2017	2016	2016
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$6,332	$4,400	$4,400

Loans charged-off:
SBA non real estate	-	-	128
Direct lease financing	35	20	119
Other consumer loans	12	12	1,211
Total	47	32	1,458

Recoveries:
SBA non real estate	-	-	1
Direct lease financing	-	6	17
Other consumer loans	9	4	12
Total	9	10	30
Net charge-offs	38	22	1,428
Provision charged to operations	1,000	-	3,360

Balance in allowance for loan and lease losses at end of period	$7,294	$4,378	$6,332
Net charge-offs/average loans	0.00%	0.00%	0.09%
Net charge-offs/average loans (annualized)	0.01%	0.01%	0.09%
Net charge-offs/average assets	0.00%	0.00%	0.03%
(1) Excludes activity from assets held for sale

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
	(dollars in thousands)

SBA non real estate	$75,800	$74,644	$74,262	$71,220
SBA commercial mortgage	114,703	126,159	117,053	120,415
SBA construction	12,985	8,826	6,317	9,736
Total SBA loans	203,488	209,629	197,632	201,371
Direct lease financing	363,172	346,645	332,632	240,670
SBLOC	660,423	630,400	621,456	592,656
Other specialty lending	12,443	11,073	20,076	48,153
Other consumer loans	16,318	17,374	19,375	21,782
	1,255,844	1,215,121	1,191,171	1,104,632
Unamortized loan fees and costs	8,283	7,790	7,066	9,421
Total loans, net of deferred loan fees and costs	$1,264,127	$1,222,911	$1,198,237	$1,114,053

Small business lending portfolio:	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
	(dollars in thousands)

SBA loans, including deferred fees and costs	209,980	215,786	203,196	209,605
SBA loans included in HFS	159,831	154,016	146,450	124,763
Total SBA loans	$369,811	$369,802	$349,646	$334,368

Capital ratios:	Tier 1 capital to average assets ratio	Tier 1 capital to risk-weighted assets ratio	Total capital to risk-weighted assets ratio	Common equity tier 1 to risk weighted assets
As of March 31, 2017
The Bancorp, Inc.	6.96%	14.74%	15.09%	14.74%
The Bancorp Bank	6.74%	14.28%	14.63%	14.28%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2016
The Bancorp, Inc.	6.90%	13.34%	13.63%	13.34%
The Bancorp Bank	6.84%	13.24%	13.53%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2017	2016	2016
Selected operating ratios:
Return on average assets (annualized)	0.73%	nm	nm
Return on average equity (annualized)	10.54%	nm	nm
Net interest margin	2.70%	2.56%	2.74%
Book value per share	$5.57	$8.34	$5.40

	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
Asset quality ratios:
Nonperforming loans to total loans (1)	0.55%	0.30%	0.58%	0.24%
Nonperforming assets to total assets (1)	0.16%	0.08%	0.16%	0.06%
Allowance for loan and lease losses to total loans	0.58%	0.52%	0.51%	0.39%

Nonaccrual loans	$5,369	$2,972	$4,021	$1,908
Other real estate owned	104	104	-	-
Total nonperforming assets	$5,473	$3,076	$4,021	$1,908

Loans 90 days past due still accruing interest	$1,534	$661	$2,933	$787

(1) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2017	2016	2016	2016
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$13,342,180	$10,647,520	$10,459,097	$13,512,318

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Analysis of Walnut Street marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance 12/31/14	$267
Marks through 12/31/14 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
12/31/14 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
Payments received	(25)
3/31/17 Bancorp book value*	$126

Total marks		$(100)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		37%

* Approximately 21% of expected principal recoveries were classified as non performing as of 3/31/17

Walnut Street portfolio composition 3/31/17:

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	26.7%
Office	20.9%
Other	19.4%
Construction and land	21.0%
Commercial non real estate and industrial	5.0%
First mortgage residential owner occupied	3.4%
First mortgage residential non-owner occupied	3.2%
Other	0.4%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of 3/31/17

	Discontinued loan principal	Cumulative marks	% to original principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$269
Florida mall held in discontinued OREO	42	24
Previous mark charges	20	20
Mark at 3/31/17		27
Total	$331	$71	21%

Analysis of large loan relationship principal, non performing loans and distribution of marks as of 3/31/17

	Performing	Non performing	Total	Performing	Non performing	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

12 loan relationships > $8 million	$160	$30	$190	$4	$12	$16
Loan relationships < $8 million	32	20	52	5	6	11
	$192	$50	$242	$9	$18	$27

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal 12/31/16 before marks	$324
Transfer of Florida mall to other real estate owned	(42)
Net paydowns	(13)
Commercial loan discontinued principal 3/31/17 before marks	$269
Marks at 3/31/17	(27)
Net commercial loan exposure 3/31/17	$242
Residential mortgages	66
Net loans	$308
Florida mall in other real estate owned	18
Other 28 properties in other real estate owned	15
Total discontinued assets at 3/31/17	$341

Discontinued commercial loan composition as of 3/31/17

Collateral type	Unpaid principal balance	Mark 3/31/17	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$14	$0.7	5%
Office	14	0.2	1%
Other	50	0.2	-
Construction and land	82	3.3	4%
Commercial non-real estate and industrial	38	15.9	42%
1 to 4 family construction	29	1.1	4%
First mortgage residential non-owner occupied:	20	5.1	25%
Commercial real estate owner occupied:
Retail	10	0.1	1%
Office	-	-	-
Other	2	0.1	5%
First mortgage residential owner occupied	4	0.2	5%
Residential junior mortgage	3	0.1	3%
Other	3	-	-
Total	$269	$27.0	10%